UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 4, 2008 (November 28, 2008)
LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1441 Broadway, New York, New York, 10018

(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Liz Claiborne, Inc. (the “Company”), is filing this Current Report on Form 8-K (the “8-K”) to report that the Compensation Committee (the “Committee”) of the Board of Directors has recently implemented a series of compensation actions with respect to (i) severance agreements for its executive officers and other key executives and (ii) an accelerated determination of the Company’s annual 2009 equity grants.
SEVERANCE AGREEMENTS
In an effort to promote retention and to better assure a stable and dedicated senior management base during the current difficult economic and industry environments, the Compensation Committee has approved new severance agreements for each of its current executive officers (other than the Company’s Chief Executive Officer), including it Chief Financial Officer. These agreements replace previously executed agreements and have been entered into as of December 1, 2008.
The severance agreements provide that in the event that any of such officer’s employment is terminated by the Company prior to December 31, 2010, other than for cause, death or disability, or by such officer for certain specified reasons (all as defined in the agreements), then such officer shall be entitled to receive, in lieu of any other cash severance payment and in exchange for a release of all claims against the Company, a lump sum payment equal to two times the sum of (i) the officer’s then current annual base salary and (ii) an amount equal to the officer’s then target annual bonus, as well as continued health and welfare benefits for six months following such a termination. As part of the agreements, each such executive is subject to non-competition, non-solicitation and non-disparagement covenants during the officer’s employment term and for 18 months thereafter. The Committee also approved substantially similar severance agreements for a broader group of key Company management, including non-executive officers, to aid in the retention of these key management personnel in light of current market conditions.
A copy of the form of severance agreement is attached hereto as Exhibit 99.1.
ANNUAL 2009 EQUITY GRANTS
In an effort to promote retention, to ensure continuity at a critical time in the Company’s strategy implementation, and to better focus executives on long term Company success, the Compensation Committee has accelerated its determination of the annual equity grants, which would normally have been granted in early March 2009, and modified the structure of those grants for the executive officers and certain other members of senior management to provide for quarterly granting of options, with vesting at December 2011. In recent years, executive officers had received a mix of options and either performance or restricted shares, with options all being granted as of one date and vesting 25% on first anniversary of grant, 25% on second anniversary and 50% on third anniversary.
As part of this revised program, the Compensation Committee has approved the issuance of options to purchase shares of the Company’s common stock (the “Stock Options”) to certain of its employees,

including each of the Company’s executive officers, under its stockholder-approved stock incentive plans. In an effort to promote longer term recovery in the Company’s stock price, promote employee retention, and to assure that exercise prices were not focused on one particular date, option grants will all vest and become exercisable on December 1, 2011 and will be granted in equal installments on a quarterly basis on the following dates: December 1, 2008; March 16, 2009; June 1, 2009; and September 1, 2009 (conditioned on the employees’ continued employment with the Company on such dates), with the exercise price for each installment equal to the closing price of the Company’s common stock on the relevant grant date for that installment.
The following Executive Officers received the following Stock Option grants on December 1, 2008:

NUMBER OF
NAME AND TITLE	STOCK OPTIONS
William L. McComb — Chief Executive Officer	150,000
Andrew C. Warren — Executive Vice President, Chief Financial Officer	75,000
David McTague — Executive Vice President, Partnered Brands	75,000
Elizabeth Reeves — Senior Vice President, Chief Human Resources Officer	18,750
Nicholas Rubino — Senior Vice President, Chief Legal Officer	12,500
A copy of the form of option grant confirmation certificate is attached hereto as Exhibit 99.2.
In addition, the Committee approved the grant of Restricted Stock Units under the Company’s stockholder-approved stock incentive plans to a broader group of key Company management, not including any executive officers.
The Company’s next regular annual equity grant cycle is anticipated to occur in March 2010.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

99.1	Form of Executive Severance Agreement

99.2	Form of Option Grant Confirmation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: December 4, 2008	By:	/s/ Nicholas Rubino

	Name:	Nicholas Rubino
	Title:	Senior Vice President — Chief Legal Officer;
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Executive Severance Agreement

99.2	Form of Option Grant Confirmation